Exhibit 99.1

Red Cat Holdings to Acquire Teal Drones

Joint group now positioned for enterprise and military scale

HUMACAO, Puerto Rico, July 13, 2021 /PRNewswire/ -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a technology provider to the drone industry, announced today that it has signed a definitive agreement to acquire Teal Drones, a leader in commercial and government unmanned aerial vehicle technology. The all-stock transaction will add Teal Drones to Red Cat’s portfolio and strengthen the group’s spectrum of offerings across North America.

Teal will anchor the enterprise group at Red Cat holdings that includes Skypersonic, a remote inspection company and Dronebox, an analytics platform for cloud-based flight intelligence.

Other companies in the Red Cat portfolio include Fat Shark, a drone imaging and communication company and Rotor Riot, a lifestyle operation focused on the consumer segment. Collected, the group presents a comprehensive and diversified array of drone technologies catered to all segments of the growing drone industry.

“Adding Teal to the family helps Red Cat naturally expand deeper into the enterprise and government spaces.” says Jeff Thompson, CEO of Red Cat. “Teal’s Golden Eagle drone platform and its existing access to the Department of Defense combined with the market reach and experience of Red Cat should well-position the joint group for unbridled success as the industry grows.”

Teal, a company founded by Thiel Fellow George Matus in 2015, launched with its Teal Sport and Teal One consumer drones, the first of their kind to be manufactured in the United States. A Utah-based operation, the company has since grown into the enterprise and government sectors with Golden Eagle, a U.S. government-approved drone designed for reconnaissance, public safety, and inspection applications. Teal’s open and modular platform allows a critical mass of applications to be developed and integrated for next-generation capabilities. Partners actively integrating technologies with Teal include Autonodyne, Tomahawk Robotics, Dronelink and Skyward.

With its Golden Eagle, Teal is one of only five companies that were recently selected by the Department of Defense in 2020 as approved small unmanned aerial system vendors for the

U.S. government.

“With Red Cat’s operational expertise and access to capital, Teal is amazingly positioned to rebuild America’s drone industrial base across sectors,” says George Matus, CEO of Teal. “We are incredibly excited to join Red Cat as Golden Eagle scales production and further applications are released.”

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry. Spanning multiple industries and segments, the spectrum of companies in Red Cat’s portfolio provides diverse and comprehensive reach into multiple markets including: enterprise remote flight technology; SaaS solutions for secure flight data storage; consumer hardware and communication technology;

and consumer e-commerce and lifestyle brands. Learn more at https://www.redcatholdings.com/.

About Teal Drones

Teal is redefining what unmanned systems can achieve. A leading U.S. drone manufacturer since 2014, the company provides superior aerial surveillance and awareness for inspections and short-range reconnaissance. Its leading-edge, compliant unmanned systems inform and protect many of the Fortune 500, as well as many government agencies, with scalable, secure, and rugged drone technology. For more information, please visit: https://tealdrones.com/.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Chad Kapper

Phone: (818) 906-4701

E-mail: Investors@redcat.red

Website: https://www.redcatholdings.com/